                                                                EXHIBIT 3.1




                       ARTICLES OF INCORPORATION

                                  OF

                           XTRAMEDICS, INC.


     FIRST.  The name of the Corporation is XTRAMEDICS, INC.

     SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Nevada 89501.

     THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on by the corporation are:

     To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To perform research and development services and to manufacture and market health case devices, products and services.

     To hold, purchase and convey real and personal estate and to mortgage or lease any such real or personal estate with its franchises and to take the same by devise or bequest.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

     To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

     To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

     To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

     To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

     To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

     The objects and purposes specified in the foregoing clauses will, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH. The aggregate number of shares which the corporation is authorized to issue is 23,000,000 with said shares being divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                              Par value per share or statement
Class   Series (if any)   Number of Shares   that shares are without par value
-----   ---------------   ----------------   ---------------------------------

Common                      20,000,000                       $.01
Common     Class B           3,000,000                       $.01


     The preference, qualifications, limitations, restrictions, and the special or relative rights in respect of the share of each class are as follows:

     The Common Stock and the Class B Common Stock of the corporation will be, when issued, fully paid and non-assessable.

     Holders of the Common Stock and Class B Common Stock will be entitled equally to their pro rata share of such dividends and distributions as may be declared from time to time by the Board of Directors.

     The Class B Common Stock is convertible at any time into Common Stock on a share-for-share basis.

     The holders of the Class B Common Stock will not share in the assets of the corporation in the event of liquidation or dissolution until the holders of the Common Stock have received $.50 per share, after which holders of the Class B Common Stock will receive $.50 per share. Thereafter, both classes will share equally in any remaining assets. Shareholders will have no preemptive rights to subscribe for any securities of the corporation.

     Holders of the Common Stock and Class B Common Stock will each be entitled to one (1) vote per share. The holders of the Class B Common Stock will be entitled to elect at any time a majority of the corporation's Board of Directors, but will not be entitled to cumulative voting. Holders of the Common Stock will be entitled to cumulate their votes in the election of the remaining directors.

     FIFTH: The governing board of the corporation will be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation, provided that the number of directors will not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

     The names and post-office addresses of the first board of directors, which will be three (3) in number, are as follows:

Name                      Post Office Address
----                      -------------------

Marvin Loeb.............  1815 East Carnegie Avenue
                          Santa Ana, CA  92705

Bruce N. Barron.........  2250 East Devon Avenue
                          Des Plaines, IL  60018

John F. Perry...........  210 Ashland Court
                          Vernon Hills, IL  60061


     SIXTH. The capital stock, after the amount of the subscription price or par value has been paid in, will not be subject to assessment to pay the debts of the corporation.

     SEVENTH: The name and post office address of the incorporation signing the articles of incorporation is:


Name                      Post Office Address
----                      -------------------

James T. Hitch III......  Baker & McKenzie
                          3200 Prudential Plaza
                          Chicago, IL  60601


     EIGHTH:  The corporation is to have perpetual existence.

     NINTH: In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     Subject to the bylaws, if any adopted by the stockholders, to make, alter, or amend the bylaws of the corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     By resolution passed by a majority of the whole board, to designate one
(1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, will have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorized the seal of the corporation to be affixed to all papers which may require it. Such committee or committees will have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at lease a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors will have power and authority at any meeting to sell, lease, or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

     TENTH. Meetings of the stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

     ELEVENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, or by these articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hands this 5th day of December, 1986.



                                        _____________________________________
                                        James T. Hitch III

STATE OF ILLINOIS   )
                    )
COUNTY OF COOK      )

     On this 5th day of December, 1986, before me, a Notary Public, personally appeared James T. Hitch, III, who acknowledged that he executed the above instrument.



                                        _____________________________________
                                        Notary Public
                                        My commission expires 2/18/90.

                   CERTIFICATE OF AMENDMENT

                              OF

                  ARTICLES OF INCORPORATION

     Xtramedics, Inc., a corporation organized under the laws of the State of Nevada, by its president and secretary does hereby certify:

     1. That the board of directors of said corporation by unanimous written consent dated as of September 8, 1987 passed resolutions declaring that the following changes and amendments in the articles of incorporation are advisable.

     RESOLVED, that Article Four of the Articles of Incorporation of the corporation be amended by replacing the first paragraph of said Article Four with the following:

          FOURTH. The aggregate number of shares which the corporation is authorized to issue is 33,000,000 with said shares being divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:


         Series (if                        Par value per share or statement
Class        any)      Number of Shares    that shares are without par value
-----    ----------    ----------------    ---------------------------------

Common                    30,000,000                     $.01
Common    Class B          3,000,000                     $.01


     RESOLVED, that the Board of Directors recommends to the stockholders that the Articles of Incorporation of the Corporation be amended to add a new article as follows:

          TWELFTH: The Bylaws of the corporation shall provide for the indemnification of the corporation's directors, officers, employees and agents for expenses incurred in connection with the defense of actions, suits or proceedings to the fullest extent permitted by Nevada law.

     RESOLVED, that the Board of Directors recommends to the stockholders that the Articles of Incorporation be amended to add a new article as follows:

          THIRTEENTH: No director or officer of the Corporation shall be liable to the Corporation or to the stockholders for damages for any breach of fiduciary duty; provided, however, that a director or officer shall be liable for damages which result from any of the following:

          (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;

          (b) The willful or grossly negligent payment of any improper dividend or distribution; or

          (c)  Acts or omissions which occurred prior to March 18, 1987.

     2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 4,000,000 of which 1,400,000 shares are outstanding shares of Common Stock and of which 2,600,000 shares are outstanding shares of Class B Common Stock; that said changes and amendments have been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, the said Xtramedics, Inc. has caused this certificate to be signed by its president and its secretary and its corporate seal to be hereto affixed this _____ day of September, 1987.


                                      XTRAMEDICS, INC.


                                   By __________________________________
                                      John F. Perry, President


                                   By __________________________________
                                      Donald J. Moore, Secretary


(SEAL)

STATE OF ILLINOIS   )
                    )
COUNTY OF COOK      )

     On ___________ personally appeared before me, a Notary Public, John F. Perry, President of Xtramedics, Inc., who acknowledged that he executed the above instrument.


                                       __________________________________
                                       Notary Public
                                       My commission expires 2/18/90.

STATE OF ILLINOIS   )
                    )
COUNTY OF COOK      )

     On ___________ personally appeared before me, a Notary Public, Donald J. Moore, Secretary of Xtramedics, Inc., who acknowledged that he executed the above instrument.

                                       __________________________________
                                       Notary Public

                                       My commission expires 2/18/90.

                   CERTIFICATE OF AMENDMENT

                              OF

                   ARTICLES OF INCORPORATION

     Xtramedics, Inc., a corporation organized under the laws of the State of Nevada, by its President and Secretary does hereby certify:

     1. That the Board of Directors of the corporation, by unanimous written consent dated as of February 16, 1994, passed resolutions declaring that the following changes and amendments to the Articles of Incorporation (as previously amended) are advisable.

          RESOLVED, that the Articles of Incorporation of the corporation be amended to: (a) effect a 1:10 reverse split (the "Reverse Split") of all issued and outstanding shares of Common Stock and Class B Common Stock, without changing the par value thereof nor the aggregate number of shares that the corporation is authorized to issue (such number being 33,000,000), with fractional shares resulting therefrom being rounded up to the closes whole number, and resulting in a total of 3,226,652 shares of the corporation's stock outstanding immediately thereafter (subject only to rounding up of fractional interests); (b) eliminate the Class B Common Stock (and to provide for automatic conversion of issued Class B Common Stock to Common Stock on a 1:1 post-Reverse Split basis); (c) eliminate cumulative voting rights; (d) eliminate (to the extent not already provided in the corporation's Articles of Incorporation) preemptive rights; and (e) change the name of the corporation to "Athena Medical Corporation"; and that, accordingly the following amendments to the Articles of Incorporation of the corporation (as previously amended) be made:

     (A)  Replacing Article FIRST in its entirety with the following:

     "FIRST.  The name of the corporation is ATHENA MEDICAL CORPORATION."

     (B)  Replacing Article FOURTH in its entirety with the following:

     "FOURTH. The aggregate number of shares which the corporation is authorized to issue is 33,000,000 shares of Common Stock, par value $0.01 per share. Upon the amendment of this Article FOURTH, each outstanding share is converted into 0.1 share. The Common Stock of the corporation will be, when issued, fully paid and non-assessable.

     "No holder of any of the Common Stock nor of any shares of any other class of the corporation shall be entitled as of right to subscribe for, purchase or otherwise acquire any of the shares of any class of the corporation that the corporation proposes to issue or any of the rights or options that the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of shares, bonds, securities or obligations of the corporation that are convertible into, exchangeable for or that carry rights to subscribe for, purchase or otherwise acquire shares of any class of the corporation, and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and all of such rights and options may be granted by the corporation's Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the corporation's Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any such holder. This provision shall be interpreted to deny preemptive or preferential rights to the maximum extent permitted under Nevada law.

     "Holders of Common Stock shall not be entitled to cumulate their votes for the election of directors."

     RESOLVED, that upon the filing of the Certificate of Amendment with the Secretary of State of Nevada, all issued and outstanding shares of Class B Common Stock of the corporation shall be automatically converted into an equivalent number of shares of Common Stock, without any action on the part of the holders thereof.

     2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation and otherwise is 32,266,512, of which 29,999,902 shares are outstanding shares of Common Stock and of which 2,267,500 shares are outstanding shares of Class B Common Stock; and that each and all of such changes and amendments have been consented to and authorized by the written consent of shareholders bolding at least a majority of the Common Stock and Class B Common Stock, taken together and outstanding and entitled to vote thereon, by the written consent of shareholders holding at least a majority of the Common Stock outstanding and entitled to vote thereon (as a separate class), and by the written consent of shareholders holding at least a majority of the Class B Common Stock outstanding and entitled to vote thereon (as a separate class).

     IN WITNESS WHEREOF, Xtramedics, Inc. has caused this Certificate of Amendment to be signed by its President and its Secretary this ______ day of June, 1994.

                                       XTRAMEDICS, INC.



                                       By: __________________________________
                                           William H. Fleming, President



                                       By: __________________________________
                                           William H. Fleming, Secretary


STATE OF OREGON          )
                         )  ss:
COUNTY OF MULTNOMAH      )

     On this _____ day of June, 1994, personally appeared before me, a Notary Public, William H. Fleming, as President and Secretary of Xtramedics, Inc., who acknowledged that he executed the above instrument.


                                       ______________________________________
                                       Notary Public for Oregon

                                       My commission expires ________________

                     CERTIFICATE OF AMENDMENT

                               OF

                      ARTICLES OF INCORPORATION

     Athena Medical Corporation, a corporation organized under the laws of the State of Nevada, by its President and Secretary, does hereby certify:

     1. That the Board of Directors of the corporation, by unanimous written consent dated June 13, 1997, passed a resolution declaring that the following amendment to the Articles of Incorporation (as previously amended) is advisable:

     Article First of the Articles of Incorporation shall be deleted in its entirety and the following substituted thereof.

     "FIRST.  The name of the corporation is A-FEM Medical Corporation."

     2. That the Board of Directors of the corporation, by unanimous written consent dated June 13, 1997 further called an annual meeting of the stockholders entitled to vote for the consideration of such amendment, that due notice of such meeting to each stockholder entitled to vote thereon was given, that such meeting of stockholders was held July 10, 1997, that a vote was taken for and against the amendment, that the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation and otherwise was 11,471,554, and that the amendment was voted upon and was approved by stockholders holding at least a majority of the voting power of the shares outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, Athena Medical Corporation has caused this Certificate of Amendment to be signed by its President and its Secretary this ____ day of July, 1997.


                         ATHENA MEDICAL CORPORATION



                                       By: __________________________________
                                           William H. Fleming, President


                                       By: __________________________________
                                           William H. Fleming, Secretary

STATE OF OREGON          )
                         ) ss:
COUNTY OF MULTNOMAH      )

     The foregoing instrument was acknowledged before me, a Notary Public, on this _____ day of July, 1997, by William H. Fleming, as President and Secretary of Athena Medical Corporation.


                                        ______________________________________
                                        Notary Public for Oregon

                                        My commission expires ________________.


                                       2